Exhibit 99.1

Ventyx Biosciences Announces Positive Top-Line Data from its Phase 2a Safety and Biomarker Trial Evaluating VTX3232 in Patients with Early-Stage Parkinson’s Disease

The study met its primary goal of establishing safety and tolerability of VTX3232 in patients with early-stage Parkinson’s disease

CSF and plasma exposures reinforce VTX3232’s potential as a
once-daily oral therapy for neurodegenerative diseases

VTX3232 treatment resulted in significant reductions in NLRP3-related biomarkers in
CSF and plasma, demonstrating sustained target engagement

VTX3232 is also being studied in a 12-week Phase 2 trial in participants with obesity and cardiometabolic risk factors; topline results expected in H2 2025

SAN DIEGO, CA, June 17, 2025 (GLOBE NEWSWIRE) -- Ventyx Biosciences, Inc. (Nasdaq: VTYX) (“Ventyx”, the “Company”), a clinical-stage biotech company developing oral therapies for autoimmune, inflammatory and neurodegenerative diseases, today announced positive top-line results from its Phase 2a study of VTX3232, a novel, CNS-penetrant NLRP3 inhibitor, in patients with early-stage Parkinson’s disease (NCT06556173).

The study accomplished the primary objective of demonstrating safety and tolerability, with no drug-related treatment-emergent adverse events (TEAEs) observed throughout the dosing period. The trial also met pharmacokinetic and pharmacodynamic endpoints, demonstrating high drug exposures in plasma and cerebral spinal fluid (CSF) as well as clear evidence of target engagement in plasma and CSF, with potent suppression of NLRP3-related biomarkers.

“We are thrilled that our Phase 2a data show that a once-daily dose of VTX3232 can safely maintain plasma and CSF levels above the IC90 for IL-1b for 24 hours in patients with early Parkinson’s disease,” said Mark Forman, MD, PhD, Chief Medical Officer. “In addition, we observed biomarker changes in CSF and plasma that reflect potent NLRP3 inhibition by VTX3232.”

David Russell, MD, PhD, Principal Investigator on the trial and member of the Yale University Parkinson’s Disease Research Group, remarked, “This was a thorough and well-conducted trial demonstrating clear evidence of target engagement in the CSF and plasma, with significant reduction to near-normal levels or the limit of quantitation (LOQ) in downstream biomarkers of NLRP3 inhibition, including IL-1b, IL-6 and high-sensitivity C-reactive protein (hsCRP). Our investigators also noted clinically significant reductions in MDS-UPDRS Parts II and III. With the caveat that this was a small, open-label study, all patients reported a subjective sense of improvement. Exploratory microglial PET imaging revealed no acute changes - not unexpected given the short duration of the trial.”

“Neuroinflammation is recognized as a potential trigger for neurodegenerative diseases. By inhibiting NLRP3-mediated cytokine production and inflammatory markers in the CNS, VTX3232 provides a unique opportunity for a disease-modifying therapy for Parkinson’s disease,” said Raju Mohan, PhD, Chief Executive Officer. “We are delighted that this trial met its goals of establishing that treatment with VTX3232 was safe and well tolerated, with high exposure levels in CSF and clear reductions in NLRP3-related biomarkers in a Parkinson’s disease patient population. We have initiated internal and external planning discussions for a placebo-controlled Phase 2 trial in Parkinson’s disease and potentially in additional neurodegenerative disorders such as Alzheimer’s disease.”

The single-center, open-label Phase 2a study evaluated a 40mg oral daily dose of VTX3232 in ten patients with early-stage, idiopathic Parkinson’s disease over a 28-day treatment period. The primary objective of this study was to evaluate safety and tolerability. Key secondary objectives included characterization of VTX3232’s pharmacokinetic profile in plasma and CSF, and its pharmacodynamic activity, by measuring effects on plasma, and CSF biomarkers of NLRP3-inhibition at Day 28, including IL-1, unbound, biologically active IL-18, IL-6, and hsCRP (Tier 1 biomarkers). The study also incorporated exploratory markers of neurodegeneration (Tier 2 biomarkers), motor and non-motor aspects of Parkinson’s disease as measured by MDS-UPDRS, and a microglial PET imaging assessment using [18F]-DPA 714 binding to translocator protein (TSPO).

Key takeaways from the Phase 2a study in Parkinson’s patients:

•
VTX3232 was safe and well tolerated through the 28-day dosing period
o
All adverse events (AEs) were mild or moderate in severity and assessed as unrelated to study treatment; no serious adverse events were reported
o
The majority of AEs were attributed to PET-tracer administration or lumbar puncture for CSF sampling, and self-resolved
•
VTX3232 demonstrated an excellent pharmacokinetic profile
o
Steady state concentrations in CSF and plasma exceed the IC90 for NLRP3 inhibition by ≥3-fold for a full 24-hours post-dose
o
High correlation between plasma and CSF exposures between this Phase 2a study and the Phase 1 study in healthy volunteers, reinforcing the profile of VTX3232 as a potential once-daily, oral therapy for neurodegenerative diseases
•
VTX3232 demonstrated target engagement by decreasing biomarkers of NLRP3 inhibition, IL-1b in plasma* and IL-18, in both the plasma and CSF (Tier 1 biomarkers)

*Insufficient samples above the limit of quantification (LOQ) to quantify IL-1b in the CSF

o
Downstream biomarkers, specifically IL-6, hsCRP and SAA, were also reduced, and in some cases, approached the LOQ
o
Effects on biomarkers in early-stage Parkinson’s patients were consistent with those observed in healthy volunteers in the Phase 1 study
o
Tier 2 exploratory markers including sTREM2, GFAP, S100B, NfL, Ab40 and Ab42, were either unchanged and/or fluctuated within normal levels
•
VTX3232 treatment was associated with improvement in both motor and non-motor symptoms of Parkinson’s disease, as measured by MDS-UPDRS
o
Statistically significant reductions in Part I (p<0.05), Part II (p<0.01) and Part III (p<0.01) were observed
o
Per the Principal Investigator, Dr. Russell, “Encouraging results, with the usual caveats associated with an open-label study.”
•
No acute changes in exploratory PET imaging were observed, consistent with a relatively short, 28-day study

Ventyx intends to present the complete dataset at a future medical meeting and to publish full results in a peer-reviewed medical journal.

These data meet Ventyx’s internal criteria for continued clinical development in Parkinson’s disease. Planning for a double blind, placebo-controlled, dose ranging Phase 2 trial in Parkinson’s disease, and potentially in additional neurodegenerative disorders such as Alzheimer’s disease, is underway.

About VTX3232

VTX3232 is a CNS-penetrant, potent and selective inhibitor of the NLRP3 inflammasome. VTX3232 has an excellent non-clinical in vitro and in vivo safety profile including in 6- and 9-month chronic toxicology studies.

VTX3232 has completed a Phase 1 trial in healthy volunteers and has shown good safety and tolerability with once-daily doses achieving therapeutic CSF exposures and significant reductions in NLRP3-mediated biomarkers in plasma and in the CSF.

VTX3232 is also being studied in a 12-week Phase 2 trial in participants with obesity and cardiometabolic risk factors with topline results expected in H2 2025.

About Ventyx Biosciences

Ventyx Biosciences is a clinical-stage biopharmaceutical company developing innovative oral therapies for patients with autoimmune, inflammatory, and neurodegenerative diseases. Our expertise in medicinal chemistry, structural biology, and immunology enables the discovery of differentiated oral small molecule therapeutics for conditions with high unmet medical need, and our extensive experience in clinical development allows the rapid progression of these drug candidates through clinical trials.

Our portfolio of NLRP3 inhibitors includes VTX2735, a peripherally restricted NLRP3 inhibitor in Phase 2 development for recurrent pericarditis, and VTX3232, a CNS-penetrant NLRP3 inhibitor in Phase 2 development for neurodegenerative and cardiometabolic diseases. Our inflammatory bowel disease portfolio includes two Phase 2 compounds: tamuzimod (VTX002), an S1P1R modulator, and VTX958, a TYK2 inhibitor.

For more information on Ventyx, please visit our website at https://ventyxbio.com.

Forward-Looking Statements

Ventyx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Ventyx’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential of VTX3232 as a disease-modifying therapy for Parkinson’s disease and additional neurodegenerative disorders such as Alzheimer’s disease, the anticipated timing and results of future clinical trials, including the topline results of the ongoing Phase 2 trial of VTX3232 in participants with obesity and cardiometabolic risk factors, management’s plans with respect to a double blind, placebo-controlled, dose ranging Phase 2 trial in Parkinson’s disease, and potentially in additional neurodegenerative disorders such as Alzheimer’s disease, and management’s plans with respect to future presentations and publications of VTX3232 data.

The inclusion of forward-looking statements should not be regarded as a representation by Ventyx that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with a short-duration open label study in a small group of patients (including that results observed in this study may not be indicative of future results in a larger study with longer duration of dosing), and risks and uncertainties inherent in Ventyx’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; Ventyx’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; disruptions in the supply chain, including raw materials needed for manufacturing and animals used in research, delays in site activations and enrollment of clinical trials; the results of preclinical studies and clinical trials; early clinical trials not necessarily being predictive of future results; interim results not necessarily being predictive of final results; the potential of one or more outcomes to materially change as a trial continues and more patient data become available, and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; economic uncertainty in global markets caused by, among other things, geopolitical conditions, tariffs, military conflicts, and inflation volatility; unexpected adverse side effects or inadequate efficacy of Ventyx’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Ventyx’s ability to obtain and maintain intellectual property protection for its product candidates; the use of capital resources by Ventyx sooner than expected; and other risks described in Ventyx’s prior press releases and Ventyx’s filings with the Securities and Exchange Commission (SEC), including in Part II, Item 1A (Risk Factors) of Ventyx’s Quarterly Report on Form 10-Q for the quarter year ended March 31, 2025, filed on May 8, 2025, and Ventyx’s subsequent filings with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Ventyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations Contact:

Joyce Allaire
Managing Director

LifeSci Advisors
IR@ventyxbio.com